Founded in 1867...A Mutual Company...P.O. Box 40888, Cincinnati,
Ohio  45240

             ANNUITANT:        John Doe
             OWNER:            John Doe
             CONTRACT NUMBER:  01234567
             CONTRACT DATE:    April 05, 2001


WE PROMISE to pay the benefits of this contract in accordance with its terms.

LOOK AT THE APPLICATION FORMS. This contract is issued based on payment of the initial premium and the answers in the application
(see copy attached). If all answers are not true and complete, this contract may be affected.

PLEASE READ THIS CONTRACT CAREFULLY. This is a legal contract between you and Union Central.

20 DAY RIGHT TO EXAMINE THE CONTRACT. It is important to Union Central that you are satisfied with this contract. You have 20 days after you receive it to review the policy. If you are not satisfied, you may send it back to us or give it to our agent. In such case, this contract will be void from the beginning. We will refund, within 7 days after this contract is returned, any premiums paid.

ALL ACCUMULATION VALUES AND ANNUITY PAYMENTS PROVIDED BY THIS
CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE
ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR
AMOUNTS.


            Signed for the Company at Cincinnati, Ohio


         /s/ David F. Westerbeck       /s/ John H. Jacobs


                  Secretary                  President

         Flexible Premium Deferred Variable Annuity
                         Participating


                                 -----------------------
                                 Licensed Resident Agent


UC 8135-1                                                5/01

INTRODUCTION
-------------------------------------------------------------
This is a flexible premium deferred variable annuity. This annuity contract provides that both the accumulation value and annuity payments may be either fixed or variable, or a combination of fixed and variable.

You determine the investment allocation for this annuity. You may allocate your premiums to either the guaranteed account or the variable account, or a combination of these accounts. If you select the guaranteed account, then your accumulation value and annuity payments will be fixed and guaranteed. If you select the variable account, your accumulation value and annuity payments will vary with the investment performance of the separate account's subaccounts. If you select both the guaranteed and variable accounts, then your values and payments will be fixed in part, and variable in part.

If you select the variable account, then you must allocate premiums among one or more subdivisions of the variable account.
 These subdivisions are identified in the contract application and on the schedule page.





CONTRACT INDEX
------------------------------------------------------------
                                                        Page

Definitions. . . . . . . . . . . . . . . . . . . . . . . . 4
Ownership. . . . . . . . . . . . . . . . . . . . . . . . . 6
Benefits . . . . . . . . . . . . . . . . . . . . . . . . . 6
Premiums . . . . . . . . . . . . . . . . . . . . . . . . . 9
Guaranteed Account Provisions. . . . . . . . . . . . . . .11
Transfers. . . . . . . . . . . . . . . . . . . . . . . . .12
Surrender Provisions . . . . . . . . . . . . . . . . . . .12
Charges and Deductions . . . . . . . . . . . . . . . . . .13
General Provisions . . . . . . . . . . . . . . . . . . . .14
Payment of Contract Benefits . . . . . . . . . . . . . . .15

Schedule Page
---------------------------------------------------------
Initial Allocation of Net Premiums:   Money Source

Separate Account: Carillon Account

     SUBDIVISIONS OF THE VARIABLE ACCOUNT:
           [AIM VI CAP APPRECIATION             0]%
           [AIM VI GROWTH                       0]
           [ALGER AMERICAN LEVERAGED ALLCAP     0]
           [ALGER AMERICAN MIDCAP GROWTH        0]
           [AM CENTURY VP GROWTH & IN           0]
           [AM CENTURY VP VALUE                 0]
           [MFS VIT EMERGING GROWTH             0]
           [MFS VIT INVESTORS TRUST             0]
           [MFS VIT HIGH INCOME                 0]
           [MFS VIT NEW DISCOVERY               0]
           [MFS VIT TOTAL RETURN                0]
           [NEUBERGER BERMAN AMT GUARD          0]
           [OPPENHEIMER GLOBAL SEC/VA           0]
           [OPPENHEIMER MAIN ST/VA              0]
           [SCUDDER VSI CAP GROWTH              0]
           [SCUDDER VSI INTL                    0]
           [SCUDDER VSI MONEY MARKET            0]
           [SELIGMAN SMALLCAP VALUE CLASS 2     0]
           [SELIGMAN COMM & INFO CLASS 2        0]
           [SUMMIT BALANCED INDEX               0]
           [SUMMIT BOND                        25]
           [SUMMIT NASDAQ 100 INDEX             0]
           [SUMMIT RUSSELL 2000                 0]
           [SUMMIT S&P MID CAP 400              0]
           [SUMMIT S&P 500 INDEX                0]
           [SUMMIT ZENITH                      25]
           [FTVIP TEMPLETON INTL CLASS 2        0]

           GUARANTEED ACCOUNT:                [50]
                                            -------
           TOTAL:                             100%

Transfer Charge:
     Current:     [$10]
     Maximum:     $100

Mortality and Expense Charge:
     Current:   [1.20%]
     Maximum:    2.00%

Administration Fee:

     Current:   [0.25%]
     Maximum:    0.25%

Guaranteed Interest Rate: 3.00%


-------------------------------------------------------------

Annuitant:   John Doe       Contract Number: 01234567
Owner:       John Doe       Maturity Date:   February 01, 2058
Joint Owner: N/A            Contract Date:   April 05, 2001


UC 8135-1                     - 3 -

DEFINITIONS
-------------------------------------------------------------
ACCUMULATION      Means the period before the maturity date
PERIOD            and during the lifetime of the annuitant.

ACCUMULATION      Means a unit of measure that is used to
UNIT              calculate the value of your interest in the
                  separate account (SA) before the maturity
                  date.

ACCUMULATION      Means the sum of the values of the guaranteed
VALUE             account and the variable account credited to
                  this contract.

ANNUITANT         Means the person(s) whose life is used to
                  determine the duration of any annuity payments
                  involving life contingencies.  The annuitant
                  is named in the application and on the schedule
                  page.

ANNUITY UNIT      Means a unit of measure that is used to
                  calculate variable annuity payments.

BENEFICIARY       Means the person(s) designated by you to
                  receive the death benefits from this contract
                  upon your death.

CALCULATION DATE  Means a date not more than 10 business days prior to the maturity date.

CONTRACT YEAR     Means a period of 12 consecutive months
                  beginning on the contract date or any
                  anniversary thereafter.  The contract date
                  is shown on the schedule page.

DUE PROOF         Means one of the following:
OF DEATH          1. A certified copy of a death certificate;
                  2. A certified copy of a decree of a court of
                     competent jurisdiction as to the finding of
                     death;
                  3. A written statement by a medical doctor who
                     attended the deceased; and
                  4. Any other proof satisfactory to us.

FIXED ANNUITY     Means an annuity with payments fixed throughout
                  the annuity payment period.

GUARANTEED        Means this contract's value which is held by
ACCOUNT           The Union Central Life Insurance Company other
                  than those in its separate accounts (SA).

HOME OFFICE       Means the home office of The Union Central
                  Life Insurance Company which is:
                  1876 Waycross Road (P.O. Box 40888),
                  Cincinnati, Ohio  45240.

MATURITY DATE     Means the date on which annuity payments will
                  begin. This date shall be the annuitant's 95th
                  birthday unless an earlier date is chosen by
                  you.

NOTICE Means information we have received at our home office which is written, is signed by you, and is acceptable to us.

PORTFOLIO OR      Means a separate portfolio of one of the
FUND PORTFOLIO    mutual funds in which separate account (SA)
                  invests through its subaccounts, or  its
                  successors and assigns.

SCHEDULE PAGE     Means the contract schedule page, or the
                  supplemental contract schedule page most
                  recently sent to you by us.

SEPARATE ACCOUNT  Means the Carillon Account of The Union
("SA") Central Life Insurance Company. The separate account is divided into several subaccounts.

John Doe
012345678

UC 8135-1                     -4-                      5/01

SUBACCOUNT(S)     Means one or more of the subaccounts of the
                  SA.  Each subaccount is invested in a
                  different fund portfolio.

SUBDIVISION       Means the portion of your variable account
                  which is invested in a specific subaccount.


VARIABLE ACCOUNT  Means this contract's value which is
                  invested in one or more subaccounts of
                  the SA.

VARIABLE ANNUITY  Means an annuity with payments which:
                  (1) are not predetermined or guaranteed
                  as to dollar amount; and (2) vary in amount in relation to the investment experience of one or more specified subaccounts.

WE AND YOU        "We," "us," or "our" means The Union Central
                  Life Insurance Company. "You" or "your" means
                  the owner of this contract.


John Doe
012345678

UC 8135-1                     -5-                      5/01

OWNERSHIP
------------------------------------------------------------
GENERAL           The owner of this contract shall be the
                  person so named in the application or the
                  latest change filed with us.

CHANGE OF         Prior to the maturity date, you may assign
OWNERSHIP         the ownership of this contract.  Such change
                  must be made by written notice in a form
                  acceptable to us and received at our home
                  office.

CHANGE OF         Prior to the maturity date, you may name a
ANNUITANT         new annuitant.  Such change must be made by
                  written notice in a form acceptable to us
                  and received at our home office.

BENEFITS
------------------------------------------------------------
ANNUITY BENEFITS  We will pay an annuity benefit to the
                  annuitant, if living, on the maturity
                  date. Annuity benefits will begin on the
                  maturity date and continue while the
                  annuitant is living, with monthly payments
                  guaranteed for 10 years, unless you elect
                  a different annuity option at least 30 days
                  before the maturity date.  If you die after
                  the annuity benefits have begun, the entire
                  remaining interest will continue to be
                  distributed to the annuitant at least as
                  rapidly as under the annuity option being
                  used as of the date of your death.

                  We may pay the accumulation value on the maturity date in one lump sum if it is less than $5,000. We may change the payment frequency to quarterly, semiannually or annually if the first monthly annuity payment would be less than $50.

                  At least 30 days before the maturity date you must select how the accumulation value will be used to provide the annuity benefit.
                  Any election must be written in a form
                  satisfactory to us and received at our home office. If you do not so select how you wish settlement to be effected, we will provide a fixed annuity.

                  If a variable annuity is used, subsequent annuity benefit payments will vary based on the investment experience of the subaccount(s) used to effect the annuity. The method used to calculate the amount of subsequent payments is described in the Variable Annuity Payments provision.

DEATH BENEFITS    Notwithstanding any provision to the
                  contrary, death benefits shall always be
                  made in accordance with the distribution
                  requirements of the Internal Revenue Code.

                  If the death benefit is paid before the
                  maturity date, the death benefit will be the greater of : (a) the accumulation value on the date that due proof of death is received; or (b) the sum of all premiums paid, less any amounts deducted in connection with partial surrenders.

John Doe
012345678

UC 8135-1                     -6-                        5/01

                  Death of Owner. If you are an owner and if you die before the maturity date, the following will apply:

                  1. If your spouse is not the beneficiary, the death benefit will be paid to the named beneficiary:
                     a. upon written request it may be paid
                        under any option listed in the Payment
                        of Contract Benefits section of this
                        contract over a period not exceeding
                        the beneficiary's life expectancy. If
                        the death benefit is paid in
                        installments, the first installment
                        payment must be made no later than one
                        year after the date of your death; or
                     b. in a single sum. The beneficiary has
                        the option to elect to receive the single sum any time within five years after the date of your death.

                  2. If your spouse is the beneficiary, your spouse may elect, by a written request to us, one of the following options:

                     a. to continue this contract as the owner;
                        or
                     b. to receive the death benefit under any
                        option listed in the Payment of Contract
                        Benefits section of this contract over a period not exceeding the beneficiary's life expectancy. If the death benefit is paid in installments, the first installment payment must be made no later than one year after the date of your death; or
                     c. to receive the death benefit in a single
                        sum. Your spouse may elect to receive the single sum any time within five years after the date of your death.

                  If none of these options is elected by your spouse within 45 days after we receive due proof of death, option a. above shall apply.

                  3. If no beneficiary is living or if no
                  beneficiary has been named, at the date of your death, the death benefit will be paid in a single sum to the executor or administrator of your estate within five years after the date of your death.

                  Joint Owners. If this contract is owned jointly, the death of the first joint owner shall be treated as the death of the owner.

                  Death of Annuitant before the Maturity Date.
                  If you, the owner, are a different person from the annuitant, and the annuitant dies during your lifetime and before the maturity date, you will be treated as the annuitant. If you are not a natural person, and the annuitant dies before the maturity date, we will pay the death benefit to you in a single sum. You have the option to elect to receive the single sum any time within five years of the death of the annuitant.

                  Death of Annuitant on or after the Maturity
                  Date. If the annuitant dies on or after the maturity date, the death benefit, if any, will depend on the annuity option in effect on the date of the annuitant's death.

                  Death of Beneficiary.  Unless otherwise
                  provided, if any beneficiary dies before, at the same time as, or within 30 days after your death, that beneficiary will be treated as if their death occurred before yours.

John Doe
012345678

UC 8135-1                     -7-                         5/01

PREMIUMS
--------------------------------------------------------------
GENERAL           All premiums under this contract are payable at
                  our home office or such other place as we may
                  designate.

                  No premium may be paid under this contract unless it is at least $50. Premiums may be paid at any time. The amount of the premium may be increased or decreased any time subject to the $50 minimum and a maximum of $10,000 per contract year. We may waive the $10,000 per year maximum, but waiver in one instance does not constitute waiver for additional premiums.

NET PREMIUM       The net premium is the premium less any
                  premium tax.

ALLOCATION OF     You determine the allocation of the net
NET PREMIUM       premiums between the guaranteed account and
                  the variable account.  You may allocate the
                  net premiums totally to the guaranteed
                  account, totally to the variable account
                  or partially to both accounts. The minimum
                  amount of any net premium that you can
                  allocate to the guaranteed account or any
                  subdivision of the variable account is $10.

                  If you allocate a part or all of your
                  premiums to the variable account, then you will further allocate that portion of your premiums among one or more subdivisions of the variable account. To the extent that you allocate premiums to the variable account, your accumulation value will be subject to the investment experience of SA.

                  Premiums that you allocate to the guaranteed account will be guaranteed a minimum value.
                  We will credit interest to amounts allocated to the guaranteed account at a rate of at least the guaranteed interest rate as shown on the schedule page, compounded annually.
                  We may credit a higher rate of interest to such amounts, but we are not required to do so.

                  When we receive the premiums, the net premiums will be allocated in accordance with the net premium allocation percentages shown in the application or as of the most recent change of allocation received from you. No allocation will be made prior to the contract date. You may change the allocation of subsequent premiums at any time, without charge, by giving us written notice.

VARIABLE ACCOUNT PROVISIONS
--------------------------------------------------------------
SEPARATE ACCOUNT  The separate account is shown on the schedule page. It is a unit investment trust registered
                  with the Securities and Exchange Commission
                  under the Investment Company Act of 1940. It
                  is established under the laws of Ohio.  The
                  assets in the separate account are kept
                  separate from our general assets and assets
                  of other separate accounts.

SUBACCOUNTS       The separate account is divided into
                  subaccounts, each of which invests in a
                  different portfolio.

John Doe
012345678

UC 8135-1                     -8-                      5/01

CREDITING OF      We will credit net premiums allocated to the
ACCUMULATION      variable account in the form of variable
UNITS             accumulation units.  The number of variable
                  accumulation units to be credited to this
                  contract for each subdivision of the variable
                  account will be determined by dividing the net
                  premium allocated to each subdivision of the
                  variable account by the accumulation unit
                  value for the corresponding subaccount as of
                  the end of the valuation period during which
                  the premium is received.  In the case of the
                  initial premium, accumulation units will be
                  credited on the later of these dates:

                  1. the contract date; or
                  2. the date we receive the premium.

                  At the end of the Right to Examine period, those units will be allocated to the subaccounts chosen on your application.

                  Accumulation units are credited when amounts are transferred into a subaccount.
                  Accumulation units are deducted when the charges and deductions are assessed or when amounts are partially surrendered or transferred, including transfer charges, out of a subaccount.

VARIABLE ACCOUNT  At any time prior to the maturity date, the variable account of this contract equals the sum for all subdivisions of the variable account of (1) times (2) where:

                  1. equals the number of accumulation units
                     credited to a subdivision of the variable account; and
                  2. equals the value of the appropriate
                     accumulation unit.

VALUATION DATE    A valuation date is any date on which the
AND VALUATION     New York Stock Exchange is open for trading
PERIOD            and we are open for business. The assets of
                  each subaccount will be valued on each
                  valuation date.  A valuation period is a
                  period beginning with the close of business
                  on a valuation date and ending at the close
                  of business for the next valuation date.

ACCUMULATION      The value of a variable accumulation unit for
UNIT              each subaccount was arbitrarily set at $10
                  when funds were first credited to the
                  respective subaccount.  The variable
                  accumulation unit value for any subsequent
                  valuation period is determined by multiplying
                  the variable accumulation unit value for the
                  immediately preceding valuation period by the
                  "net investment factor" for the valuation
                  period for which the value is being determined.
                  The value of a variable accumulation unit may
                  increase or decrease from one valuation period
                  to the next.

NET INVESTMENT    The net investment factor is an index that
FACTOR            measures the investment performance of a
                  subaccount from one valuation period to the
                  next.  The net investment factor for each
                  subaccount for any valuation period is
                  determined by dividing (1) by (2) and
                  subtracting (3) from the result, where:

                  1. is the net result of:
                     a. the net asset value per share of a
                        portfolio share held in the subaccount
                        determined as of the end of the current
                        valuation period, plus
                     b. the per share amount of any dividend or
                        capital gain distributions made by the
                        portfolio on shares held in the
                        subaccount if the "exdividend" date
                        occurs during the current valuation
                        period, plus or minus


John Doe
012345678

UC 8135-1                     -9-                      5/01

                     c. a per share charge or credit for any
                        taxes incurred by or reserved for in the subaccount, which is determined by us to have resulted from the maintenance of the subaccount; and
                  2. is the net result of:
                     a. the net asset value per share of a
                        portfolio share held in the subaccount
                        determined as of the end of the
                        immediately preceding valuation period
                        (adjusted for an "exdividend"), plus or
                        minus
                     b. the per share charge or credit for any
                        taxes reserved for the immediately
                        preceding valuation period; and
                  3. is a factor representing the charges
                     deducted from the subaccounts on a daily basis for administrative expenses and mortality and expense risks. Such factor is equal on an annual basis to the amount shown on the schedule page.

VARIABLE ANNUITY  The amount of the first variable annuity
PAYMENT           payment is determined by applying the
                  variable account accumulation value of
                  your contract, measured as of the
                  calculation date (minus any applicable
                  premium taxes), to the appropriate Option
                  Table contained in this contract. This is done separately for each subdivision of the variable account. We will determine subsequent payments by dividing the first payment derived from each subdivision of the variable account by the annuity unit value determined as of the calculation date. This number of annuity units is then multiplied by the annuity unit value for each subsequent determination date which is a uniformly applied date not more than 10 business days before payment is due.

ANNUITY UNIT      The value of an annuity unit for each
VALUE             subaccount was arbitrarily set at $10 when
                  funds were first credited to the respective
                  subaccount. Subsequently, the value of an
                  annuity unit in each subaccount for any
                  valuation period is determined as follows:

                  (1) the net investment factor for each
                      subaccount for the valuation period for
                      which the annuity unit value is being
                      calculated is multiplied by the value of the annuity unit on the preceding valuation date; and
                  (2) the result is adjusted to compensate for
                      the interest rate assumed in the Option
                      Tables used to determine the first
                      variable annuity payment.

                  The dollar value of annuity units may change from one valuation period to the next.

ADDITION,         We reserve the right, subject to compliance
DELETION, OR      with applicable law, to make additions to,
SUBSTITUTION OF   deletions from, or substitution for the
INVESTMENTS       portfolio shares that are held by the
                  separate account or that the separate
                  account may purchase.  We reserve the right
                  to eliminate the shares of any of the
                  eligible portfolios and to substitute
                  shares of another portfolio, or of another
                  open-end, registered investment company,
                  if the shares of an eligible portfolio are
                  no longer available for investment, or if
                  in our judgment further investment in any
                  eligible portfolio should become
                  inappropriate in view of the purposes of
                  the separate account.  We will not
                  substitute any shares attributable to
                  your interest in a subaccount without
                  notice to you and prior approval of the
                  Securities and Exchange Commission, to
                  the extent required by the Investment
                  Company Act of 1940.  Nothing contained
                  herein shall prevent the separate account
                  from purchasing other securities for other
                  series or classes of policies, or from
                  effecting a conversion between series or
                  classes of policies on the basis of requests
                  made by owners.


John Doe
012345678

UC 8135-1                     -10-                     5/01

                  We reserve the right to establish additional subaccounts, each of which would invest in a new portfolio, or in shares of another open-end investment company. We also reserve the right to eliminate existing subaccounts.

                  In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect such substitution or change. If deemed by us to be in the best interest of persons having voting rights under the policies, the separate account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

                  The investment contract of the separate account will not be changed without the approval of the Insurance Commissioner of the State of Ohio.
                  If required, the approval process is on file with the Commissioner of the state in which this contract is issued.

GUARANTEED ACCOUNT PROVISIONS
--------------------------------------------------------------
GUARANTEED        The guaranteed account of your contract
ACCOUNT           at any time equals:

                  1. the total of all net premiums allocated to
                     the guaranteed account; plus
                  2. the total of all amounts transferred to the
                     guaranteed account from the variable
                     account; minus
                  3. the total of all amounts transferred from
                     the guaranteed account to the variable
                     account (including the transfer fee); minus
                  4. the total of all partial surrenders from the
                     guaranteed account; plus
                  5. interest.

GUARANTEED        The guaranteed interest rate used in the
ACCOUNT INTEREST  calculation of the guaranteed account is found
RATE              on the schedule page.  Interest in excess of
                  the guaranteed rate may be used in the
                  calculation of the guaranteed account at such
                  increased rates and in such a manner as we may
                  determine.

FIXED ANNUITY     We guarantee the amount of fixed annuity
PAYMENTS          payments.  The payment amount depends only on
                  the annuity option elected, the age (and
                  possibly sex) of the annuitant, and the amount
                  applied to purchase the fixed annuity, in
                  accordance with the Option Tables contained in
                  the contract.
TRANSFERS
-----------------------------------------------------------
TRANSFERS BEFORE  Before the maturity date you may transfer
MATURITY DATE     amounts between the guaranteed account and
                  subdivisions of the variable account or
                  among subdivisions.  Transfers from
                  subdivisions of the variable account will
                  be made based on the accumulation unit
                  values at the end of the valuation period
                  during which we receive the request for
                  transfer.  You must transfer at least $300
                  or, if less, the entire amount in the
                  guaranteed account or a subdivision each
                  time you make a transfer.  If after the
                  transfer the amount remaining in the
                  guaranteed account or any subdivision of
                  the variable account from which the transfer
                  is made is less than $25, then we will
                  transfer the entire amount instead of the
                  requested amount. A  transfer charge  as

John Doe
012345678

UC 8135-1                     -11-                     5/01

                  shown on the schedule page will be imposed for
                  each transfer.   The charge will be deducted
                  from the account from which the transfer is
                  made.

TRANSFERS AFTER   After annuity payments have been made for at
MATURITY DATE     least 12 months, you may, no more than once
                  each 12 months, change all or part of the
                  investment upon which your annuity payments
                  are based from one subaccount to another.
                  After your death, the annuitant assumes this
                  right.  To do this, we will convert the number
                  of annuity units being changed to the number
                  of annuity units of the subaccount to which
                  you are changing so as to result in the next
                  annuity payment being of the same amount that
                  it would have been without the change. After
                  that, annuity payments will reflect changes in
                  the values of your new annuity units. You must
                  give us notice at least 30 days before the due
                  date of the first annuity payment to which the
                  change will apply.

                  No transfers may be made with respect to fixed annuity payments.

SURRENDER PROVISIONS
--------------------------------------------------------------
PAYMENT OF        You may totally or partially surrender the
SURRENDERS        contract and receive all of the accumulation
                  value at any time before the earlier of the
                  death of the annuitant or the maturity date,
                  by sending us a written request. We will pay
                  all surrenders from the variable account
                  within seven days of receipt of the written
                  request, subject to postponement for any
                  period during which the New York Stock
                  Exchange is closed for trading (except for
                  normal holiday closing) or when the
                  Securities and Exchange Commission has
                  determined that a state of emergency
                  exists. We reserve the right to postpone
                  surrenders from the guaranteed account for
                  up to six months after we receive the
                  request.

PARTIAL SURRENDER If you are partially surrendering the
                  contract, you should specify the amounts that should be withdrawn from the guaranteed account or each subdivision of the variable account. If you do not so specify, the requested amount will be withdrawn from the guaranteed account and each subdivision of the variable account in which you have an interest, in the same proportion that your interest therein bears to the accumulation value. You may pre-authorize periodic surrenders by entering into a separate agreement with us. Under this agreement, you may withdraw part of your accumulation value at a regular interval chosen by you. You may choose to withdraw a level dollar amount or a percentage of your accumulation value.
                  If you choose the latter, the accumulation value for the first year you choose to make these withdrawals is set on the date we approve your request. In later years, the accumulation value is set on the first day of the contract year. These surrenders may be subject to the 10% federal tax on early withdrawals.

FREQUENCY AND     You may make as many partial surrenders as
AMOUNT OF         you wish. Any surrender from the guaranteed
SURRENDERS        account or a subdivision of the variable
                  account must be at least $100 or the entire
                  balance of the guaranteed account or
                  subdivision of the variable account.  If,
                  after the surrender, the amount remaining
                  in the guaranteed account or a subdivision
                  is less than $25, then we may consider the
                  surrender request to be a request for
                  surrender of the entire amount held in the
                  guaranteed account or subdivision.  If a
                  partial surrender would reduce the
                  accumulation value to less than $100, then
                  we may treat the partial surrender request
                  as a total surrender of the contract.


John Doe
012345678

UC 8135-1                     -12-                      5/01

CHARGES AND DEDUCTIONS
-------------------------------------------------------------
MORTALITY AND     To compensate us for assuming the mortality
EXPENSE RISK      and expense risks, we deduct from the
CHARGE            variable account a charge each valuation
                  period.  The current charge is shown on the
                  schedule page as is the maximum effective
                  annual rate that can be charged.  We will
                  deduct the charge from each subdivision of
                  the variable account in the same proportion
                  that the value of each subdivision bears to
                  the variable account.

SURRENDER CHARGE  A surrender charge will never be imposed on total or partial surrenders of this contract.

ADMINISTRATION    We deduct from the variable account a charge
FEE               each valuation period to partially defray the
                  expenses of maintaining the contract.  The
                  current charge is shown on the schedule page
                  and is the maximum effective annual rate that
                  can be charged.

TAXES We will charge certain taxes against your premiums, accumulation value, or annuity payments, when incurred. These taxes include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from:
                 1. the establishment or maintenance of the
                    variable account; or
                 2. from the investment experience of the
                    variable account; or
                 3. from the receipt by us of the premium; or
                 4. from the issuance of this contract, or
                 5. from the commencement or continuance of
                    annuity payments under this contract.

GENERAL PROVISIONS
--------------------------------------------------------------
ENTIRE CONTRACT   This contract is a legal contract that you
                  have entered into with us.  The entire
                  contract consists of this contract, any
                  endorsements, schedule pages, amendments,
                  and the  attached copy of the application
                  and supplemental applications.  Any change
                  in the contract must be written and signed
                  by our President, one of our Vice Presidents,
                  our Secretary or Assistant Secretary.  No
                  agent or person other than the above-named
                  has the authority to change or modify this
                  policy or waive any of its provisions. Words
                  that can be interpreted as singular or plural
                  shall mean both singular and plural.

BENEFICIARY       The primary and any contingent beneficiaries
                  of this contract are named in the application.
                  If changed, the beneficiary is as shown in
                  the latest change. Unless the beneficiary
                  designation provides otherwise, any death
                  benefits will be divided equally among
                  beneficiaries of the same class.  The
                  contingent beneficiary will receive the
                  death benefits if no primary beneficiary
                  is living at the time of the event giving
                  rise to the benefit payment.  Prior to the
                  maturity date, if no beneficiary survives
                  you, your estate will be the beneficiary.
                  The interest of any beneficiary is subject
                  to that of any assignee.

CHANGE OF         You may change the beneficiary, unless an
BENEFICIARY       irrevocable designation has been made. Any
                  such change must be made by written notice
                  in a form acceptable to us and received at
                  our home office.  If you die after the
                  maturity date, the annuitant may change the
                  beneficiary unless an irrevocable designation
                  has been made.


John Doe
012345678

UC 8135-1                     -13-                       5/01

CHANGE IN         Prior to the maturity date, you may change
MATURITY DATE     the maturity date by written request at least
                  30 days before the previously specified
                  maturity date.  After the election, the new
                  maturity date will become the maturity date.

ASSIGNMENT        You may assign this contract.  No assignment
                  will be binding on us unless it is written
                  in a form acceptable to us and received at
                  our home office.  We will not be responsible
                  for the validity of any assignment.  We will
                  not be liable for any payments we make or
                  actions we take before we receive notice of
                  an assignment.

CLAIMS OF         Any accumulation value, before paid, under
CREDITORS         this contract, will not be subject to the
                  claims of a beneficiary's creditors, except
                  as required by law.

MISSTATEMENT AND  We may require proof of age, sex, or
PROOF OF AGE,     survival of any person upon whose age, sex,
SEX OR SURVIVAL   or survival any payments depend.

                  If the age or sex of the annuitant has been misstated, the benefits will be those which the premiums would have provided for the correct age and sex. If we have made incorrect annuity payments, we will adjust future payments. The adjustments will reflect any overpayment or underpayment.

DIVIDEND As long as this contract is in force, you will receive any dividends declared by us. It is anticipated that no dividends will be declared.

                  You have these options:
                  1. take the dividends in cash; or
                  2. use the dividends to be credited as
                     additional accumulation units with respect to the variable account or added to the guaranteed account.

                  You may choose either option or change options by notice to us. If none is chosen, the second option will be used.

REPORTS At least once a year we will send you a report showing:

                  1. the accumulation unit value as of the
                     beginning date of the report;
                  2. the accumulation unit value as of the
                     ending date of the report;
                  3. the total number of accumulation units
                     as of the ending date of the report;
                  4. the value of the guaranteed account and/or
                     each subdivision of the variable account on the beginning date of the report;
                  5. the value of the guaranteed account and/or
                     each subdivision of the variable account on the ending date of the report; and
                  6. the gain or loss for each subdivision of
                     the variable account and/or the guaranteed account.

                  For the column headings within the report, the accumulation unit is referred to as "unit."

INSULATION        The assets of SA are not chargeable with
                  liabilities arising out of any other business
                  we may conduct.

OWNERSHIP OF      We shall have exclusive and absolute
ASSETS            ownership and control of our assets,
                  including the assets of SA.


John Doe
012345678

UC 8135-1                      -14-                     5/01

MODIFICATION      We may not modify this contract without
OF CONTRACT       your consent except:

                  1. to make the contract meet the requirements
                     of the Investment Company Act of 1940;
                  2. to make the contract comply with any
                     changes in the Internal Revenue Code; or
                  3. as required by any other applicable law
                     in order to continue treatment of the
                     contract as an annuity.

INCONTESTABILITY  We cannot contest this contract after it has been in force during the lifetime of the annuitant for a period of two years from the date of issue.

PAYMENT OF CONTRACT BENEFITS
----------------------------------------------------------------
GENERAL           Annuity benefits under this contract are
                  payable in accordance with the Option Tables
                  given below or under such other annuity
                  options as we may agree to.

ALTERNATE
ANNUITY OPTIONS   Instead of an annuity in accordance with the
                  Option Tables given below, you may choose an
                  alternate type of fixed annuity payment. Such
                  alternate annuity option shall be based on
                  rates at least as favorable as those for fixed
                  dollar single premium immediate annuities being
                  issued by us on the maturity date.  They may
                  only be elected within 30 days before that
                  date.

DESCRIPTION OF    Option 1:  Life Annuity
ANNUITY OPTIONS
                  (a) Nonrefund. We will make payments during
                      the lifetime of the annuitant.  No
                      payments are due after the death of the
                      annuitant.

                  (b) 5-Years Certain.  We will make payments
                      for 5 years and after that during the
                      lifetime of the annuitant.  No payments
                      are due after the death of the annuitant or, if later, the end of the 5-year period certain.

                  (c) 10-Years Certain.  We will make payments
                      for 10 years and after that during the
                      lifetime of the annuitant.  No payments
                      are due after the death of the annuitant or, if later, the end of the 10-year period certain.

                  (d) Installment Refund.  We will make payments
                      for a period certain and after that during the lifetime of the annuitant. No payments are due after the death of the annuitant or, if later, the end of the period certain. The number of period certain payments is equal to the amount applied under this Installment Refund Option divided by the amount of the first annuity payment; provided, however, that the amount of the final period certain payment shall be multiplied by that part of the preceding quotient which is not an integer.

John Doe
012345678

UC 8135-1                     -15-                     5/01

                  Option 2:  Joint and Survivor Life Annuity

                  (a) Joint and Survivor Nonrefund.  We will
                      make payments during the joint lifetime
                      of the annuitant and contingent annuitant.
                      Payments will then continue during the
                      remaining lifetime of the survivor of
                      them.  No payments are due after the
                      death of the last survivor of the
                      annuitant and contingent annuitant.

                  (b) Joint and Survivor with 10-Years Certain.
                      We will make payments for 10 years and
                      after that during the joint lifetime of
                      the annuitant and contingent annuitant.
                      Payments will then continue during the
                      remaining lifetime of the survivor of
                      them.  No payments are due after the
                      death of the survivor of the annuitant
                      and contingent annuitant or, if later,
                      the end of the 10-year period certain.


John Doe
012345678

UC 8135-1                      -16-                        5/01



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            Flexible Premium Deferred Variable Annuity
                           Participating



UC 8135-1